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                                                                   EXHIBIT 23.1



                      CONSENT OF INDEPENDENT ACCOUNTANTS
                      ----------------------------------

We hereby consent to the incorporation by reference in the Post-Effective Amendment to Registration Statement on Form S-8 (No.33-51764) of Storage Technology Corporation pertaining to the Amended and Restated Stock Option Plan for Nonemployee Directors of our report dated February 23, 1996, except for
Note 19, as to which the date is March 8, 1996, appearing on page F-31 of Storage Technology Corporation's Annual Report on Form 10-K for the year ended December 29, 1995.



PRICE WATERHOUSE LLP

Denver, Colorado
July 18, 1996

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